Exhibit 5.1




                   [LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]

                                October 26, 2004



Freedom Depository, LLC
7801 North Capital of Texas Highway, Suite 300
Austin, Texas 78731

            Re:    FREEDOM DEPOSITORY, LLC
                   FREEDOM CERTIFICATES(SM), USAUTOS TRUST, SERIES 2004-1

Ladies and Gentlemen:

            We have acted as counsel to Amherst Securities Group, L.P., a Texas limited partnership ("AMHERST" or the "UNDERWRITER"), and as counsel to Freedom Depository, LLC, a Delaware limited partnership (the "DEPOSITOR") in connection with the issuance and the sale of $4,000,000 principal balance of Class A Certificates (the "PUBLIC CERTIFICATES") pursuant to the terms of the underwriting agreement, dated as of October 21, 2004 (the "UNDERWRITING AGREEMENT"). We have also acted as your counsel in connection with the sale by the Depositor and the purchase by Amherst of $4,000,000 notional principal balance of Class X Certificates (the "PRIVATE CERTIFICATES", and together with the Public Certificates, the "CERTIFICATES") pursuant to the terms of the certificate purchase agreement, dated as of October 28, 2004 (the "PURCHASE AGREEMENT"), between the Depositor and Amherst. The Certificates will be issued pursuant to a standard terms for trust agreements, dated as of October 1, 2004 (the "STANDARD TERMS"), between the Depositor and U.S. Bank National Association, not in its individual capacity but solely as trustee (the "TRUSTEE"), as supplemented by a series supplement thereto in respect of the Certificates, dated as of October 1, 2004 (the "SERIES SUPPLEMENT" and, together with the Standard Terms, the "TRUST AGREEMENT"), between the Depositor and the Trustee.

            The Certificates will evidence beneficial ownership interests in the assets of the trust, which will consist of $2,000,000 principal balance of 7.375% Notes due 2011 issued by Ford Motor Credit Company and $2,000,000 principal balance of 7.25% Notes due 2011 issued by General Motors Acceptance Corporation (the "UNDERLYING SECURITIES"). The Underlying Securities will be conveyed by Amherst to the Depositor pursuant to a securities sale agreement dated as of October 28, 2004 (the "SECURITIES SALE AGREEMENT"), between Amherst, as seller, and the Depositor, as purchaser, and then by the Depositor, as grantor, to the Trustee pursuant to the

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Freedom Depository, LLC
October 26, 2004
Page 2


terms of the Trust Agreement in exchange for the Certificates and warrants to purchase the Certificates (the "WARRANTS").

            Capitalized terms used but not defined in this opinion letter have the meanings given to them in the Underwriting Agreement and Purchase Agreement, as applicable, and if not defined therein in the Trust Agreement. References in this opinion letter to our knowledge or our attention mean a conscious awareness of facts, without investigation, by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Depositor in matters relating directly to the Underwriting Agreement, the Registration Statement, and the Prospectus and the phrase "causes us to believe" means that we have formed a conscious belief on the basis of information that has come to our attention.

            We are familiar with the registration statement on Form S-3 (Registration No. 333-102936) and registration statements on Form S-3 (Registration Nos. 333-112443 and 333-11327, each filed pursuant to Rule 429 of the 1993 Act, as defined below) filed by the Depositor with the Securities and Exchange Commission (the "COMMISSION") for the registration of the Public Certificates under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statements, as amended and including the Incorporated Documents (as defined below) are hereinafter called the "REGISTRATION STATEMENT." In connection with the issuance and sale of the Public Certificates, the Depositor has prepared a prospectus supplement dated October 21, 2004, as supplemented by the supplement dated October 26, 2004 (the "PROSPECTUS SUPPLEMENT"). The Prospectus Supplement and the related prospectus dated March 18, 2004 (the "BASE PROSPECTUS"), each in the form prepared for use by the Underwriter in connection with offers and sales of the Public Certificates, together with the Incorporated Documents, are hereinafter called, collectively, the "Prospectus." As used herein the term "INCORPORATED DOCUMENTS," when used with respect to the Registration Statement or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such dated pursuant to
Item 12 of Form S-3.

            In connection with rendering the opinions set forth below, we have examined the following documents (the "TRANSACTION DOCUMENTS"):

            a)    the Trust Agreement;

            b)    the Securities Sales Agreement; and

            c) the Warrant Agent Agreement, dated October 1, 2004 by and between the Depositor, the Trustee, and U.S. Bank National Association, as warrant agent.

            We have also examined (i) the Depositor's certificate of formation ("CERTIFICATE OF FORMATION") and its limited liability company agreement (the "OPERATING AGREEMENT"), (ii)

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Freedom Depository, LLC
October 26, 2004
Page 3


resolutions adopted by the Depositor's manager on October 21, 2004 relating to the sale of the Public Certificates pursuant to the Underwriting Agreement, the sale of the Underlying Securities, the sale of the Private Certificates pursuant to the Purchase Agreement, and associated matters and agreements, (iii) the Underwriting Agreement, and (iv) the Purchase Agreement. We have examined and relied on certificates of and conversations with public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on certificates of officers of the Depositor, the Depositor's representations set forth in the Underwriting Agreement, the Purchase Agreement, and the Transaction Documents as well as certificates, opinions and other documents delivered by or on behalf of the Depositor pursuant to the Underwriting Agreement and the Purchase Agreement. We have not independently established any of the facts so relied on.

            We have also made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures on each such document are genuine, and that no changes in the facts certified in the certificates of officers of the Depositor have occurred or will occur after the dates of the certificates of officers of the Depositor. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the Underwriting Agreement and the Purchase Agreement (other than the Depositor and the Underwriter) has the authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make the Underwriting Agreement and the Purchase Agreement enforceable against that party. We have not verified any of the foregoing assumptions.

            During the course of the preparation of the Prospectus Supplement, we participated in conferences with representatives of the Depositor, including certain of its executive, financial, and accounting officers, and representatives of the Underwriter, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. We have not independently verified any information, including financial, accounting, or statistical information, included or incorporated by reference in the Registration Statement or the Prospectus.

            The opinion expressed in this opinion letter is limited to the law of the State of New York and applicable federal securities laws of the United States. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction, or the law of any county, municipality or other political subdivision or local governmental agency or authority.

            Based on and subject to the foregoing, and the additional qualifications and other matters set forth below, we are of the opinion that the Public Certificates, when duly executed and

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Freedom Depository, LLC
October 26, 2004
Page 4


authenticated and issued in accordance with the terms of the Trust Agreement and delivered to and paid for by the Underwriter in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid and nonassessable.

            We are furnishing this opinion letter to you solely in connection with the issuance and sale of the Certificates. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm's name under the caption "LEGAL OPINIONS" in the prospectuses and any of the prospectus supplements thereto which are a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.


                                             Yours truly,

                                             /s/ Kirkpatrick & Lockhart LLP

                                             KIRKPATRICK & LOCKHART LLP